Exhibit 23.1

[Letterhead of BDO]

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

SAN DIEGO, CA 92130 USA

Consent of Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated August 26, 2010, relating to the consolidated financial statements of Marshall Edwards, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ BDO

BDO Audit (NSW-VIC) Pty Limited

Sydney, NSW Australia

September 30, 2010